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                                                                     Exhibit 2.2

Date: June 2, 2003    Reference GSI/61503/a Final

                             MANUFACTURING CONTRACT
                             ----------------------

BETWEEN:


         GOLDSPRING INC.
         14354 N Frank Lloyd Wright Blvd.            Phone: 480.477.6440
         Suite 4                                     Fax: 480.563.8253
         Scottsdale AZ   85260

                               Hereinafter: "GSI"
AND:

         RMS-ROSS CORPORATION
         44325 Yale Road West,
         Chilliwack, British Columbia, V2R 4H2
         Canada
                               Hereinafter:  "RMS"

WHEREAS:

         1. RMS is in the business of manufacturing mining recovery systems for placer mining companies around the world, and

         2. GSI has a placer property that they have tested and deemed to be of sufficient caliber to be a production property, located in Carson City, Nevada.

         3.  RMS  principals   have  visited  the  GoldSpring   Properties  with
GoldSpring staff and have jointly agreed that the following equipment will optimize recoveries of the gold profiles identified on the properties.

THEREFORE:

         I. GSI has decided to acquire the following mining equipment from RMS:

LARGE SCALE MINING SYSTEM (200 TON PER HOUR):

1.   Water  Pump:  HIGH HEAD 8 X 6 CORNELL  PUMP  (2600 GPM @ 360'  HEAD)
     MODEL 6HH-EM-18-1; SN; 88802 16.44 POWERED BY A
     MODEL 3306 DIT CATERPILLAR ENGINE SN 64Z 18293 WITH
     automatic shutdowns and mounted on a skid with a 300
     gallon Diesel fuel tank                                            $ 38,700

2.   Good Used Caterpillar or Cummins 250 KW Generator set
     460 volts, 60 cycle, 3 Phase with shelter and fuel tank,
     auto shutdowns                                                     $ 25,000


3.   Three foot x Sixteen foot Grizzley Pan Feeder with 30 hp Drive

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
     and 10 yard hopper                                                                      $ 34,000
     Conveyor #1 3' x 20'                                                                    $ 10,000
     b. Conveyor #2 3' x 45' complete with hopper and legs                                   $ 22,000

4.  One only Simplicity (or equivalent) 8 x 16 incline, double deck screen                   $ 32,000
         a.  Screen support frame and shrouding, water manifolds, etc.                       $ 18,555
         b.  40 ft stacking conveyor to discharge screen oversize material                   $ 12,000

5.  One only Slurry pump, 60Hp with frequency controller                                     $ 21,500

6.  One only FALCON MODEL SB2500; 40 HP, 460V60 cycle, 3 Phase;
    machine weight 9,600 lbs                                                                 $ 99,500
         a.  One only FALCON MODEL SB 2500 AUTOPAC; 460Volts, 60 Cycle,
             3 phase                                                                         $ 19,500
         b.  Air compressor for automatic controls                                           $  3,200
         c.  Skid for Falcon, and small safety screen                                        $ 16,500

7.  Tailings Pump, 150 hp, 8" rubber lined slurry pump                                       $ 20,000

8.  Engineering                                                                              $ 12,000

9.  Electrical and in plant piping                                                           $ 15,000

10. Miscellaneous, Piping, and spare parts                                                   $ 25,000


         SUBTOTAL                                                                            $414,455

RMS GOLD ROOM

1        40' container, complete with lights, heater, sinks, shelves, and the
         mounting of the following equipment:                                                $ 14,600
         Large  tank  to be used to  clean  up the  Falcon  SB 5200  and  sluice concentrates,  complete with: discharge ports to manually  (combination hose and shovel)  feed the  concentrate  into the clean up module,  and
         adapted to fit on to a loader Bucket.                                                $  4,200

2        Model ME 24S4, 24" Midwestern screen with 1/4" screen and
         discharge hopper for1/4" oversize materials                                          $  6,600

3        16" sluice for1/4" plus materials, mounted in wall of container                      $  1,000


4        Falcon Centrifugal Concentrator, model SB250                                         $ 21,600
         a. Falcon Model 250 AutoPAC                                                          $  7,800

5        Sala Pump, Model 11/2"                                                               $  2,500

6        Clean up tank, to reclean tails of first pass, auger feed back
         to Falcon Model SB250                                                                $  3,500

7        Model ME24S4-4-4 two deck screen, with 14 and 20 mesh screens and antiblinding ball decks to prepare SuperBowl concentrate for
         tabling                                                                              $  8,200

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

8        Mineral Processing Table (used)                                                $ 12,000

9        Teichert 2'x 4' multiaxis fine gold finishing table                            $ 12,500

10       Diesel/propane furnace, chemicals, goggles, molds, gloves, flux, tongs,
         scales, etc.                                                                   $  6,500
                                                                                ----------------
         TOTAL CLEAN UP AND GOLD ROOM EQUIPMENT                                         $101,000

         TOTAL             FOB CHILLIWACK                                       USD     $515,455


NOTE THE ABOVE SYSTEM DOES NOT INCLUDE THE PIPING FROM THE PUMP TO THE PLANT.

II This equipment will be purchased by GSI from RMS under the following terms and conditions:

         A. RMS certifies that:

         (1) all of the equipment built by RMS will be built to the highest standards.

         (2) all bearings and non abrasive wear parts built by RMS will be warranted for one year except in cases of abuse.

         (3) if used equipment is selected, GSI will be contacted for their approval, prior to purchase by RMS. RMS will examine the equipment to the best of its ability, in an effort to supply the best value to GSI.

         (4) Delivery: RMS guarantees to have the equipment in this contract ready for delivery in twelve to fourteen weeks from receipt of the down payment. Customer will arrange for shipment and insurance from the RMS factory, unless arrangements are made with RMS for this service.

         (5) Terms: The Down Payment will be 50% of the contract sum. However, RMS agrees to accept $100,000 from GSI to order the long lead time items and to start the engineering. A further $100,000 will be paid within three weeks and the Down Payment will be completed within six weeks from the first payment, unless other arrangements are made. A further 25% will be paid no later than 10 weeks from the receipt of the first payment. The balance will be paid just prior to shipment.

         (5) The RMS plant is open to inspection by GSI any time during normal operating hours during the construction phase.

         (6) RMS agrees to make personnel available on a consulting basis to assist in the assembly and start up of the equipment on the property for seven days for expenses (including travel) only. $500 US per day, plus expenses, thereafter. However, RMS is able to suggest suitable, permanent employees for GSI without participation by RMS.

         (6) RMS agrees to supply manuals, operating instructions and suggested piping layouts for the plant to GSI when the equipment is ready for shipment.


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         (8) RMS agrees to keep GSI updated on any changes  that may be required because of long lead times on delivery of outside equipmemt.

B. GSI agrees:

         (1) That all funds will be paid promptly when due, by wire, to the following account:

                           BANK OF AMERICA
                           C\O RMS-ROSS CORPORATION
                           Account Number #55215974,
                           Sumas, Washington Branch
                           Tel:  206-988-2211
                           International Routing number #125000024

         (2) That GSI will have all of the proper operating permits in place for the operations and that they take responsibility for any operating situations that are created by GSI personnel operating the mining property, while RMS advisory personnel are on site.

         (3) If GSI elects to operate without proper settling ponds, or damage protected plants without permit or somehow violate other Nevada laws, that RMS advisory personnel will be held harmless.

         (4) In case of default by GSI (any payment more than 30 days later than required by this agreement), (or a number of days agreed upon by both parties as an extension), the equipment will be held for an additional 30 days by RMS. If at that time, GSI is not able to bring the payments up to date, RMS have the right to seek another buyer for the equipment. RMS will will not be required to refund any funds to GSI until an alternate buyer is found for the equipment. At that time, RMS will deduct a 20% sales commission (less interest of 10% accumulated on the unpaid balance owing by GSI at the time of default until the time of alternate sale) on the total sales price to the new customer

         (5) This agreement, in case of dispute will be arbitrated according to the arbitration rules of British Columbia, Canada

AGREED THIS    2 ND      DAY OF JUNE,  2003
           --------------

GOLDSPRING INC.                                RMS-ROSS CORPORATION


/s/ John F. Cook                               /s/ W.T. Plummer
---------------------------                    ---------------------------------
Mr. John F. Cook, President                    Mr.  W. T. Plummer, President